UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 9, 2009
SPARTON CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Ohio (State or other jurisdiction of incorporation)	1-1000 (Commission File Number)	38-1054690 (IRS Employer Identification No.)

2400 East Ganson Street Jackson, Michigan (Address of Principal Executive Offices)	49202 (Zip Code)
Registrant’s telephone number, including area code: (517) 787-8600
N/A

(Former Name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
     Sparton Corporation (“Sparton” or the “Company”) previously filed a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) on October 3, 2008 to report that it had received a notice from NYSE Regulation, Inc. (“NYSE Regulation”) on September 29, 2008 that the Company did not then comply with the New York Stock Exchange (the “NYSE”) continued listing standards set forth in Section 802.01B of the NYSE Listed Company Manual (the “Manual”) because the Company’s market capitalization was less than $75 million over a 30 trading-day period and, at the same time, its shareowners’ equity was less than $75 million. Thereafter, on November 7, 2008 the Company filed a Current Report on Form 8-K to disclose that the Company had received written notice from NYSE Regulation that it had determined that the Company did not comply with the NYSE continued listing standards set forth in Section 802.01B of the Manual because the Company’s market capitalization was less than $25 million over a consecutive 30 trading-day period. Subsequently, Sparton filed a Current Report on Form 8-K with the SEC on January 27, 2009 to disclose that it had received written notice from NYSE Regulation that the minimum market capitalization continued listing standard set forth in Section 802.01B of the Manual had been revised from $25 million to $15 million to April 22, 2009. This temporary reduction of the $25 million minimum market capitalization continued listing standard to $15 million has now been extended to June 30, 2009 as the result of an immediately effective rule change filed by the NYSE with the SEC.
     The Company previously submitted a business plan to NYSE Regulation addressing Sparton’s non-compliance with the NYSE’s continued listing standards set forth in Section 802.01B of the Manual regarding an average global market capitalization over a consecutive 30 trading-day period of not less than $75 million and, at the same time, total shareowners’ equity of not less than $75 million, and has been in discussions with the staff of NYSE Regulation regarding the Company’s plan. On April 9, 2009, Sparton received written notice from NYSE Regulation that it had determined that the common stock of Sparton should be removed from listing on the NYSE (the “Delisting Notice”). Under applicable NYSE procedures, the Company has 10 days from the receipt of the Delisting Notice to submit a request for a review by a Committee of the Board of Directors of NYSE Regulation (the “Committee”). At this time, the Company expects to submit a request for a review of the determination by the Committee. There is no assurance that the NYSE Regulation decision will be overturned in connection with the review process.
     NYSE Regulation has advised the Company that it can expect to continue to trade on the NYSE during the appeal process, subject to ongoing monitoring. NYSE Regulation noted, however, that it may, at any time, suspend a security if it believes that continued dealings in the security on the NYSE are not advisable. If the Committee does not accept the Company’s plan for compliance presented for its review, the Company’s common stock will be subject to delisting proceedings immediately following the review. In that event, the Company believes its common stock will be eligible to trade or be quoted on alternative markets.
     The Company issued a Press Release on April 9, 2009 announcing that it had received notice of the proposed delisting.
     The foregoing description of the Press Release is qualified in its entirety by reference to the Press Release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits
     (d) Exhibits
Exhibit 99.1	Press Release dated April 9, 2009 issued by Sparton Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTON CORPORATION
Dated: April 13, 2009	By:	/s/ Cary B. Wood
Cary B. Wood, President and Chief Executive Officer

Index to Exhibits

Exhibit No.	Description

Exhibit 99.1	Press release dated April 9, 2009.